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Exhibit 32.2

Walter Industries, Inc.
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350
CERTIFICATION OF PERIODIC REPORT

I, William F. Ohrt, Chief Financial Officer of Walter Industries, Inc. (the "Company"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

  (1)
  the Quarterly Report on Form 10-Q of the Company for the quarterly period ended June 30, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 9, 2004

/s/ WILLIAM F. OHRT William F. Ohrt Chief Financial Officer

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Walter Industries, Inc. Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350 CERTIFICATION OF PERIODIC REPORT